CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-203627 on Form N-4 of our report dated April 8, 2026, relating to the financial statements and financial highlights of Empower SecureFoundation® Balanced Fund – Institutional Class, the investment division of Variable Annuity-8 Series Account of Empower Annuity Insurance Company of America, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
April 22, 2026

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-203627 on Form N-4 of our report dated March 31, 2026, relating to the statutory-basis financial statements of Empower Annuity Insurance Company of America. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
April 22, 2026